Exhibit 6.5

FORM OF SECURITY AGREEMENT AND PLEDGE

This Security Agreement and Pledge (this “Agreement”), dated effective as of the 30th day of October, 2015, is executed and delivered by Stack-It Storage, Inc., a Nevada corporation (the “Debtor”) located at 11011 Richmond Avenue, Suite 525, Houston, Texas 77042, in favor of ___________ (the “Secured Party”), located at__________________, and the parties hereto do hereby agree as follows:

I.

Parties, Collateral, and Obligations

The Debtor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby grants to the Secured Party a first position security interest in and pledge of all of Debtor’s interest in the limited liability company member interests of Stack-It Storage I, LLC, a Texas limited liability company.  All property in which the Secured Party is herein granted a security interest is hereinafter called the “Collateral.”  The security interest granted herein secures the punctual payment and performance of (i) the Debtor's Promissory Note of even date herewith payable to the order of Secured Party in the original principal amount of $_____________ (the “Note”) and (ii) any and all extensions, renewals, modifications, replacements and rearrangements of the foregoing (all such obligations described in (i) and (ii) above being hereafter collectively referred to as the “Obligations”).

II.

Warranties and Covenants of the Debtor
The Debtor hereby warrants, covenants, and agrees that:

A. the Debtor is the owner of the Collateral free and clear from any adverse claim, security interest, or encumbrance, save and except only the lien and security interest granted hereby or described above; and the Debtor has full power and authority to sell and assign the Collateral and to grant to the Secured Party a security interest therein as herein provided;

B. until the Obligations have been paid in full, the Debtor will not sell or offer to sell or otherwise transfer or encumber the Collateral or any interest therein, without the prior written consent of the Secured Party;

C. until the Obligations have been paid in full, the Debtor will keep the Collateral free from any liens, security interests, or encumbrances, save and except only the lien and security interest granted hereby and that of any secured bank loan, and will keep the Collateral fully insured for its acquisition or replacement value, as the case may be; and

D. the Debtor shall at the election of Secured Party after March 31, 2016, and  at the Debtor’s own expense, make, execute, acknowledge, and deliver and file and record in the proper filing and recording places, all such instruments, including appropriate financing statements with respect to the security interests created hereby, as may be required by the Uniform Commercial Code and as may be necessary or as the Secured Party may reasonably request in order to perfect and preserve the security interests under this Agreement. Nothing herein precludes the Secured Party from perfecting and preserving the security interests under this Agreement, at any time and at its own expense.

E. the Debtor shall not allow its subsidiary, Stack-It Storage I, LLC, to incur any additional indebtedness besides the secured bank debt that may be incurred to initially acquire or expand any self-storage facilities owned by that subsidiary, without the prior written consent of the Secured Party.

III.

Events of Default

The term “Event of Default,” whenever used in this Agreement, shall mean any of the following events or conditions:

A. the occurrence of an event of default under the Note;

B. any representation or warranty made by the Debtor to the Secured Party in connection with this Agreement, the Collateral, or the Obligations, or in any statements or certificates, proves incorrect in any material respect as of the date of the making or the issuance thereof;

C. default occurs in the observance or performance of, or if the Debtor fails to furnish adequate evidence of performance of, any provision of this Agreement or of any note, assignment, transfer, other agreement, document, or instrument delivered by the Debtor to the Secured Party in connection with this Agreement, the Collateral, or the Obligations; or

D. the filing of any levy, attachment, execution, garnishment, or other process against the Debtor or any of the Collateral or any maker, endorser, guarantor, surety, or other party liable in any capacity for any of the Obligations.

IV.

Remedies

Upon the happening of any Event of Default specified in Article III hereof, and at any time thereafter, at the option of the holders thereof, the Obligations shall become immediately due and payable, in accordance with the provisions of the Note, without presentment or demand or any notice to the Debtor to any other person obligated thereon and the Secured Party shall have and may exercise any and all of the rights and remedies of a secured party against the Collateral under the Uniform Commercial Code as adopted in any applicable State and as otherwise granted herein or under any other law or under any other agreement executed by the Debtor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of or utilize such portion of the Collateral and any part or parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys’ fees and legal expenses thereby incurred by the Secured Party and toward payment of the Obligations in such order or manner as the Secured Party may elect.  To the extent permitted by law, the Debtor expressly waives any notice of sale or other disposition of the Collateral and any other rights or remedies of the Debtor or formalities prescribed by law relevant to sale or disposition of the Collateral or exercise of any other right or remedy of the Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, the Debtor agrees that if such notice is delivered to the Debtor in the manner described in Article VIII at his address therein stated at least ten (10) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement of giving of notice.  All recitals in any instrument or assignment of or any other instrument executed by the Secured Party incident to the sale, transfer, assignment, or other disposition or utilization of the Collateral or any part thereof hereunder shall be full proof of the matter stated therein and no other proof shall be required to establish full legal propriety of the sale or other action taken by the Secured Party or of any fact, condition, or thing incident thereto and all prerequisites of such sale or other action or any fact, condition, or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

V.

The Secured Party's Power and
Duties with Respect to Collateral

A. Upon any event of default, the Secured Party shall be entitled to receive and have delivered to the Secured Party, to be held by the Secured Party under this Agreement as Collateral, all amounts paid in cash or other property as liquidating dividends or returns of capital on any interest pledged hereunder, and all subscription and other rights issued in connection therewith, and the Debtor shall immediately pledge and deposit with the Secured Party any such amounts that may come into his possession or control.

B. Unless and until an Event of Default hereunder shall have occurred and be continuing, the Debtor shall have the right for all purposes not contrary to covenants contained herein or otherwise inconsistent with the provisions hereof, to receive and retain all cash proceeds from the Collateral, as though such Collateral were not pledged hereunder.

C. The Secured Party shall be under no duty to collect any amount which may be or become due on any of the Collateral now or hereafter pledged hereunder, or to realize on the Collateral, collect any principal or interest, to keep the same insured, make any presentments, demands, or notice of protest in connection with any of the Collateral, or do anything for the enforcement and collection of Collateral or the protection thereof.

D. The Secured Party may, in the Secured Party's discretion, but without obligation to do so, deposit the Collateral or any part thereof with a bank or banks for the purpose of safekeeping, and the duties of such banks shall be no greater than those of the Secured Party hereunder.

E. Notwithstanding the generality of any of the foregoing, but in amplification of the same, the Secured Party shall not be liable to or responsible for any diminution in the value of the Collateral from any cause whatsoever.

F. The Debtor agrees to pay all taxes, charges, transfer fees, and assessments against the Collateral and to do all things necessary to preserve and maintain the value and collectability thereof, and on the failure of the Debtor to do so, the Secured Party may, after giving the Debtor written notice of the Secured Party’s intention to do so, make such payments and advance such sums on account thereof as to the Secured Party in the Secured Party’s discretion seems desirable.  The Debtor agrees to reimburse the Secured Party immediately upon demand for all such payments and advances, repayment of all of which is secured by this Agreement and the pledge of Collateral hereunder.

VI.

Satisfaction and Discharge

When the Obligations shall have been paid in full and all obligations under this Agreement discharged, the Secured Party will cause all of the Collateral together with any additions thereto and substitutions therefor, then held by the Secured Party, and all property, or other securities, into which the Collateral may have been changed or converted, to be delivered to the Debtor, and shall cause to be executed and delivered such instruments as may be necessary to cancel this Agreement, release all liens, and revest the Collateral in the Debtor free and clear of the lien and security interest hereby created.

VII.
Survival of Agreements,
Representations, and Warranties, Etc.

All agreements, representations, and warranties contained herein or made in writing by or on behalf of the Debtor in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation at any time made by the Secured Party or on the Secured Party's behalf, and the acquisition and disposition of the Note or any of the Obligations evidenced thereby.  All statements contained in any certificate or other instrument delivered by or on behalf of the Debtor pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Debtor hereunder.

VIII.

Notices, Etc.

All notices, certificates, requests, consents, and other communications hereunder shall be in writing and shall be deemed delivered on the date mailed by first class registered or certified mail, return receipt requested, postage prepaid, or on the date personally delivered or sent by electronic mail, as follows:

●	if to Secured Party, addressed to __________________, email: ______________ and
●	if to the Debtor, addressed to Stack-It Storage, Inc., 11011 Richmond Avenue, Suite 525, Houston, TX 77042, email: HWatler@stackitstorage.com.

or at such other address as either party may designate by notice given the other in accordance herewith.

IX.

Miscellaneous

A. No delay or omission by the Secured Party to exercise any right or remedy shall impair such right or remedy or other right or remedy or shall be construed to be a waiver of any default or an acquiescence therein; and every right and remedy herein conferred or now or hereafter existing at law or in equity or by statute, may be exercised separately or concurrently and in such order and as often as may be deemed expedient by the Secured Party.  Without limiting the generality of the foregoing, the pursuit or exercise of any right or remedy herein or in the Note, or by law or in equity, shall not be, and shall not be considered to be, an election against, waiver or relinquishment of any other right or remedy.

B. The invalidity of any right or remedy in any jurisdiction shall not invalidate such right or remedy in any other jurisdiction.  The invalidity or unenforceability of any of the rights or remedies herein provided in any jurisdiction shall not in any way affect the right to the enforcement in such jurisdiction or elsewhere of any of the other rights or remedies herein provided.

C. This Agreement shall be binding upon and inure to the benefit of the heirs and assigns of the parties hereto.

D. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

E. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

THE DEBTOR:
Stack-It Storage, Inc.

D. Hughes Watler, Vice President and CFO

THE SECURED PARTY:
Name

Signature